UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2016

MCBC Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37502	06-1571747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cherokee Cove Drive Vonore, Tennessee	37885
(Address of Principal Executive Offices)	(Zip Code)

(423) 884-2221

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.

On December 15, 2016,  MCBC Holdings, Inc. (the “Company”) entered into an agreement (the “Underwriting Agreement”) with B. Riley and Co., LLC (the “Underwriter”), and entities associated with Wayzata Investment Partners (collectively, the “Selling Stockholders”), whereby the Selling Stockholders agreed to sell and the Underwriter agreed to purchase, subject to and upon the terms and conditions set forth in the Underwriting Agreement, 1,500,000 shares of the Company’s common stock, $0.01 par value per share, at a public offering price of $13.45 per share, less discounts and commissions of $0.34 per share.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholders and customary indemnification rights and obligations of the parties.

The Company will not receive any proceeds from the offering.  The offering was made pursuant to the Company’s effective registration statement on Form S-3, as amended (Registration No. 333- 212812).  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1   Underwriting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCBC HOLDINGS, INC.

Dated: December 21, 2016	/s/ Timothy M. Oxley
Timothy M. Oxley

Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated December 15, 2016, by and among MCBC Holdings, Inc., B. Riley and Co., LLC and the Selling Stockholders named therein.